UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

RISE RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 – 1090 West Georgia Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6E 3V7

(Zip Code)

Registrant’s telephone number, including area code: (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Item 3.02 Unregistered Sales of Equity Securities

On February 6, 2017, the Company completed the issuance and sale of an aggregate of 455,000 units at a price of CAD$0.25 per unit for gross proceeds of CAD$113,750 (the “Private Placement”) comprising the first tranche of an offering of up to 800,000 units.  Each unit consists of one share of the Company’s common stock and one transferable share purchase warrant exercisable into one share of common stock at a price of CAD$0.40 until February 6, 2019.  All securities issued pursuant to the Private Placement and the finder’s fee are subject to statutory hold periods in accordance with applicable United States securities laws for a minimum of six months and to statutory hold periods in accordance with applicable Canadian securities laws for a minimum of four months

In connection with the Private Placement, the Company paid a finder a cash commission of CAD$2,625, being 6% of the gross proceeds raised from investors introduced to the Company by that finder, and issued 10,500 finders’ warrants, being 6% of the number of Units sold to investors introduced to the Company by the finder.  Each warrant is exercisable into one share of the Company’s common stock at a price of CAD$0.40 until February 6, 2019.

The Company plans to use the proceeds from the Private Placement for general working capital purposes.

In addition, on February 7, 2017, the Company granted 500,000 incentive stock options to Skanderbeg Capital Advisors Inc., the Company’s investor relations advisor, pursuant to its stock option plan. Each option vests immediately and is exercisable into one share of the Company’s common stock at a price of CAD$0.33 per share until February 7, 2020.

The Company issued the shares and warrants underlying the foregoing units and granted the foregoing options and finders’ warrants in reliance on the exemptions from registration provided by Rule 903 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) for offers and sales outside of the United States and Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder for offers and sales in the United States and to U.S. persons.  The Company’s reliance on Rule 903 of Regulation S under the Securities Act (“Regulation S”) was based on the fact that the securities were sold in “offshore transactions”, as defined in Rule 902(h) of Regulation S.  The Company did not engage in any directed selling efforts in the United States in connection with the sale of the securities, and none of the applicable investors was a U.S. person or acquired the securities for the account or benefit of any U.S. person.  The Company’s reliance on Rule 506(b) was based on the fact that the sole U.S. investor in the Private Placement provided representations to the Company regarding his status as an “accredited investor”, as defined in Rule 501(a) of Regulation D, and that neither the Company nor anyone acting on its behalf engaged in any general advertising or general solicitation in connection with the Private Placement.

As of the date of this current report on Form 8-K, the Company has 57,297,841 issued and outstanding shares of common stock, outstanding warrants to purchase 26,593,070 shares of common stock and outstanding options to purchase 5,729,142 shares of common stock.

Item 8.01. Other Events.

On February 7, 2017, the Company issued a press release announcing the closing of the Private Placement described above and the engagement of Skanderbeg Capital Advisors Inc. (“Skanderbeg”) to provide investor relations services to the Company.  The initial agreement with Skanderbeg is for a one year term for a CAD$7,500 per month fee.  A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2017

RISE RESOURCES INC.

“Cale Thomas”

_____________________________

Cale Thomas

Chief Financial Officer, Director